ESCROW AGREEMENT

This ESCROW AGREEMENT dated as of May 2, 2014 (this “Agreement”) is entered into by and between Aurios Inc., an Arizona corporation (the “Company”), iPayMobil, Inc., an Arizona corporation (“iPayMobil”) and Richardson & Patel LLP (the “Escrow Agent”). The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Debt Payment and Stock Issuance Agreement, dated on or about the date hereof (as the same may be amended, modified or restated in accordance with the terms thereof, the “Debt Payment and Stock Issuance Agreement”), by and among the Company and iPayMobil, iPayMobil desires to assist the Company in the payment and settlement of its debts and liabilities and the Company wishes to, inter alia, issue an aggregate of 919,500 shares of the Company’s Common Stock in exchange for a payment of an aggregate sum of $140,000 in immediately available funds; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Debt Payment and Stock Issuance Agreement; and

WHEREAS, the Company has requested that the Escrow Agent hold such iPayMobil funds (the “Escrow Funds”) in escrow until the Closing, except as otherwise set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Parties agree as follows:

1.	TERMS OF ESCROW

1.1 Escrow. The Parties hereby agree to establish a non-interest-bearing escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the funds collected from iPayMobil. The Escrow Agent shall have no responsibility whatsoever with regard to funds that the Escrow Agent does not receive or funds that have not yet cleared. The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited or to be deposited into the Escrow Account.

1.2 Delivery of Escrow Funds. The Company shall instruct iPayMobil to deliver to Escrow Agent the Escrow Funds in the form of a wire transfer in accordance with this Section 1.2. All Escrow Funds shall be deposited into the Escrow Account. Wire transfers to the Escrow Agent shall be made as follows:

BANK NAME:	COMERICA BANK OF CALIFORNIA
WESTWOOD OFFICE
10900 WILSHIRE BLVD.
LOS ANGELES, CALIFORNIA 90024
PHONE NUMBER 800-888-3595

ABA NUMBER:	121137522

SWIFT CODE:	MNBDUS33

ACCT. NUMBER:	1894608122

BENEFICIARY:	RICHARDSON & PATEL LLP
IOLTA LAWYERS TRUST CHECKING

Re:	iPayMobil/Aurios

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1.3 Release of Funds. On or before April 28, 2014, the Parties agree that the Escrow Agent shall, upon the full execution of the Debt Payment and Stock Issuance Agreement and the effectuation of all actions and transactions contemplated thereby, disburse the Escrow Funds in accordance with the payment instructions identified in Schedule 2.13 of the Debt Payment and Stock Issuance Agreement. For the avoidance of doubt, $70,000 is nonrefundable to iPayMobil because the Company filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission on or before March 31, 2014 (the “10-K Filing”).

2.	OTHER TERMS REGARDING THE ESCROW AGENT

2.1 Escrow Agent’s Duties. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper Party or Parties.

2.2 Liability. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the Parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.3 Resignation. The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to iPayMobil. In the event of any such resignation, iPayMobil shall appoint a successor Escrow Agent, and the Escrow Agent shall deliver to such successor Escrow Agent any Escrow Funds held by the Escrow Agent.

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2.4 Disputes as to Escrow Funds. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Funds, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the Parties concerned by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (2) to deliver the Escrow Funds to a state or federal court having competent subject matter jurisdiction and located in the City of Los Angeles, California in accordance with the applicable procedure therefor.

2.5 Indemnification. iPayMobil agrees to indemnify and hold harmless the Escrow Agent and its members, partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Debt Payment and Stock Issuance Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, un-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.6 Compensation. iPayMobil shall be obligated to reimburse Escrow Agent for all costs and expenses incurred or that become due in connection with this Agreement, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses prior to any closing, the Escrow Agent shall advise iPayMobil and iPayMobil shall direct all such amounts to be paid directly at any such closing.

2.7 Notices. Notices and correspondence shall be sent to:

If to Company:

Aurios Inc.
7608 N. Shadow Mountain Road
Paradise Valley, AZ 85253
Attention: Paul Attaway

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If to iPayMobil:

iPayMobil, Inc.
15941 N. 77th Street, Suite #4
Scottsdale, AZ 85260
Attention: Andrew M. Ling

With a copy to:

Richardson & Patel LLP
1100 Glendon Avenue, Suite 850
Attention: Alan A. Lanis, Jr., Esq.

2.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the Parties hereto.

2.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter contained herein and supersedes all prior or contemporaneous agreements, representations and understandings of the Parties.

2.10 Waiver; Amendment. Neither this Agreement nor any provisions hereof shall be amended or waived except by an instrument in writing, signed by the party against whom enforcement of any such amendment or waiver is sought. Any amendments to the Escrow Agent’s duties hereunder shall be made in writing signed by all Parties to this Agreement.

2.11 Severability; Assignability. Should any portion of this Agreement be rendered void, invalid or unenforceable by a court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other portion of this Agreement. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company without the prior written consent of the other and Escrow Agent.

2.12 Successors and Assigns. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

2.13 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the City and County of Los Angeles in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

2.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to the Escrow Agreement Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Escrow Agreement as of the last date written below on this signature page.

AURIOS INC.:

By:	/s/ Paul Attaway
Paul Attaway, President and Chief Executive Officer

IPAYMOBIL, INC.:

By:	/s/ Andrew M. Ling
Andrew M. Ling, President and Chief Executive Officer

ESCROW AGENT:

RICHARDSON & PATEL LLP

By:	/s/ Nimish Patel
Nimish Patel, Partner

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